EX-99.77I NEW SECUR

SUB-ITEM 77I:  Terms of new or amended securities

The M.D. Sass Equity Income Plus Fund issued a new class of shares, Class C, which commenced operations March 25, 2015.  The terms of Class C shares of the Fund are described in the Registrant's Post-Effective Amendment No. 489 to its registration statement on Form N-1A and in the Registrant's Amended and Restated Rule 18f-3 Plan, previously filed on March 23, 2015 (Accession No. 0000894189-15-001426).  The Amended and Restated Rule 18f-3 Plan is incorporated by reference.